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                                                                   Exhibit 99.10

                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 21, 2000, with respect to the financial statements of The Manufacturers Life Insurance Company of New York and February 15, 2000, with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account A, both of which are contained in the Statement of Additional Information, in Post- Effective Amendment No. 10 to the Registration Statement (Form N-4 File No. 33-79112).





                                                              ERNST & YOUNG LLP



Boston, Massachusetts
August 31, 2000